UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2012 (March 1, 2012)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Overview

Caesars Entertainment Corporation (the “Registrant” or the “Parent Guarantor”) previously announced on its Current Report on Form 8-K, dated February 15, 2012, that Caesars Operating Escrow LLC and Caesars Escrow Corporation (the “Escrow Issuers”), wholly owned subsidiaries of Caesars Entertainment Operating Company, Inc. (the “Company”), a wholly owned subsidiary of the Registrant, completed the offering of $1,250,000,000 aggregate principal amount of 8 1/2% senior secured notes due 2020 (the “notes”). The Registrant further announced that pursuant to an escrow agreement dated as of February 14, 2012, among U.S. Bank National Association, as escrow agent and securities intermediary, U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below) and the Escrow Issuers, the Escrow Issuers deposited the gross proceeds of the notes, together with additional amounts necessary to redeem the notes, if applicable, into a segregated escrow account until the date that certain escrow conditions were satisfied. The escrow conditions included, the assumption by the Company of all obligations of the Escrow Issuers under the notes (the “CEOC Assumption”), the execution and delivery of certain amendments to the Company’s senior secured credit facilities (the “Bank Amendment”) and the application of the net proceeds from the issuance of the notes to, among other things, repay a portion of the outstanding borrowings under the Company’s senior secured credit facilities, and pay the fees and expenses related to the issuance of the notes.

On March 1, 2012, the escrow conditions were satisfied; the CEOC Assumption was consummated and the Bank Amendment was executed.

1. Supplemental Indenture and Senior Secured Notes due 2020

On March 1, 2012, pursuant to a supplemental indenture dated as of March 1, 2012 among the Company and the Trustee (the “Supplemental Indenture”), to an indenture, dated as of February 14, 2012, among the Escrow Issuers, the Parent Guarantor and the Trustee (the “Indenture”), the Company assumed the obligations of the Escrow Issuers under the notes and the Indenture. The notes mature on February 15, 2020.

The Indenture provides that the notes are guaranteed by the Parent Guarantor, and are secured by first-priority security interests in substantially all of the property and assets held by the Company and each wholly-owned, domestic subsidiary of the Company that is a subsidiary pledgor with respect to the senior secured credit facilities and the Company’s 11 1/4% senior secured notes due 2017, with certain exceptions.

The Company will pay interest on the notes at 8.50% per annum, semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing on August 15, 2012.

The Company may redeem the notes at its option, in whole or part, at any time prior to February 15, 2016, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Company may redeem the notes, in whole or in part, on or after February 15, 2016, at the redemption prices set forth in the Indenture. At any time and from time to time on or before February 15, 2015, the Company may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to the issuance of additional notes) at a redemption price equal to 108.500% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions outlined in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

2. Joinder to Registration Rights Agreement

On March 1, 2012, in connection with the CEOC Assumption, the Company and J.P. Morgan Securities LLC, as representative of the initial purchasers (the “Representative”) entered into a joinder (the “Joinder to the Registration Rights Agreement”) to the registration rights agreement dated as of February 14, 2012 among the Escrow Issuers, the Parent Guarantor and the Representative, relating to, among other things, the exchange offer for the notes and the related guarantee (as described above) (the “Registration Rights Agreement”). Pursuant to the Joinder to the Registration Rights Agreement, the Company became a party to the Registration Rights Agreement and agreed to be bound by the terms thereof as if it had originally been a party thereto.

Subject to the terms of the Registration Rights Agreement, the Company and the Parent Guarantor will use their reasonable best efforts to either (a) register with the Securities and Exchange Commission, and cause to become effective a registration statement relating to an offer to exchange, notes having substantially identical terms as the notes as part of offers to exchange freely tradable exchange notes for notes, or (b) cause to make available an effective shelf registration statement relating to resales of certain registrable notes.

Under option (a) above, (1) the exchange offer registration statement needs to become effective by the fifth business day following the one year anniversary of the issuance of the notes, and (2) the exchange offer needs to be completed within 45 days after the exchange offer registration statement becomes effective. Under option (b) above, (1) an effective shelf registration statement needs to be made available by the 90th day following the date on which the requirement to make such shelf registration statement arises, and (2) following effectiveness of the shelf registration statement, subject to limited exceptions, it needs to remain effective or otherwise available for more than 60 days in any 12-month period prior to the time the notes cease to be registrable notes.

If the Company and the Parent Guarantor fail to meet these targets (a “registration default”), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year. If the registration default is corrected, the applicable interest rate will revert to the original level.

3. Amendment of Credit Agreement

On March 1, 2012, the Company entered into the amendment agreement (the “Amendment Agreement”) in connection with the previously announced amendment of its senior secured credit agreement, to, among other things, (i) extend the maturity of up to $4.0 billion aggregate principal amount of B-1, B-2 and B-3 term loans held by consenting lenders (“Extending Term Lenders”) from January 28, 2015 to January 28, 2018 and increase the interest rate with respect to such extended term loans (the “Term B-6 Loans”); (ii) convert original maturity revolver commitments held by consenting lenders to Term B-6 Loans and promptly following such conversion, repay Term B-6 Loans held by any consenting lender in an amount equal to 10% of the amount of revolver commitments that such lender elected to convert; (iii) extend the maturity of original maturity revolver commitments held by consenting lenders who elect not to convert their commitments to term loans, from January 28, 2014 to January 28, 2017 and increase the interest rate and the undrawn commitment fee with respect to such extended revolver commitments and upon the effectiveness of such extension, terminate 20% of extended revolver commitments on a pro rata basis; and (iv) modify certain other provisions of the credit facilities. In addition to the foregoing, the Company may elect to extend and/or convert additional term loans and/or revolver commitments from time to time. The conditions to the effectiveness of the Amendment Agreement were satisfied on March 1, 2012.

After giving effect to the Amendment Agreement, there are approximately $2.1 billion of existing B-1, B-2 and B-3 term loans outstanding with a maturity of January 28, 2015, approximately $1.8 billion of extended Term B-6 Loans outstanding with a maturity of January 28, 2018, approximately $25 million of extended revolver commitments with a maturity of January 28, 2017 and approximately $1.1 billion of existing revolving commitments outstanding with a maturity of January 28, 2014. The Term B-6 Loans will have a springing maturity to April 14, 2017 if more than $250.0 million of the Company’s 11.25% Senior Secured Notes due 2017 remain outstanding on April 14, 2017.

In connection with the Amendment Agreement, on March 1, 2012, the Registrant, the Company and certain subsidiaries of the Company entered into a reaffirmation agreement (the “Reaffirmation Agreement”) to reaffirm the security under the senior secured credit agreement.

4. Joinder and Supplement to Intercreditor Agreement

On March 1, 2012, U.S. Bank National Association, as trustee under the Indenture (the “New Trustee”), U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent entered into a joinder (the “Joinder to the Intercreditor Agreement”) to the Intercreditor Agreement, dated as of December 24, 2008 among Bank of America, N.A., as credit agreement agent, U.S. Bank National Association, as trustee and each collateral agent for any future second lien indebtedness from time to time party thereto (the “Intercreditor Agreement”).

Pursuant to the Joinder to the Intercreditor Agreement, the New Trustee became a party to and agreed to be bound by the terms of the Intercreditor Agreement as an other first priority lien obligations agent, as if it had originally been party to the Intercreditor Agreement as a first lien agent. The Intercreditor Agreement governs the relative priorities of the respective security interests in the Company’s and the subsidiary pledgors’ assets securing (i) the notes, (ii) the 10.0% second-priority senior secured notes due 2015 and the 10.0% second-priority senior secured notes due 2018 issued pursuant to the indenture dated as of December 24, 2008, among the Company, Parent Guarantor and U.S. Bank National Association, as trustee, (iii) the 10.0% senior secured notes due 2018 issued pursuant to the indenture dated as of April 15, 2009, (iv) the 11.25% senior secured notes due 2017 issued pursuant to the indenture dated as of June 10, 2009, (v) the 12.75% second-priority senior secured notes due 2018 issued pursuant to the indenture dated as of April 16, 2010, and (vi) borrowings under the senior secured credit facilities and certain other matters relating to the administration of security interests.

5. Other First Lien Secured Party Consent to the Collateral Agreement

On March 1, 2012, U.S. Bank National Association entered into an other first lien secured party consent to the Collateral Agreement (the “Other First Lien Secured Party Consent to the Collateral Agreement”), as authorized representative (the “Authorized Representative for the Collateral Agreement”), for persons who shall become secured parties (the “New Secured Parties”) under the collateral agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009 (the “Collateral Agreement”) among the Company, each subsidiary of the Company identified therein as a party and Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

Pursuant to the Other First Lien Secured Party Consent to the Collateral Agreement, the notes will be secured on a first-priority basis by substantially all of the assets of the Company and the assets of the subsidiary pledgors, and the Authorized Representative for the Collateral Agreement was authorized to become a party to the Collateral Agreement on behalf of the New Secured Parties under the Indenture and to act as the Authorized Representative for the New Secured Parties.

6. Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement

On March 1, 2012, U.S. Bank National Association entered into an other first lien secured party consent to the Guaranty and Pledge Agreement (the “Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement”), as authorized representative (the “Authorized Representative for the Guaranty and Pledge Agreement”), for persons who shall become secured parties (the “New Secured Parties”) under the guaranty and pledge agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009 (the “Guaranty and Pledge Agreement”) among the Parent Guarantor and the Collateral Agent.

Pursuant to the Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, the Parent Guarantor guarantees payment on the senior secured credit facilities and grants to the Collateral Agent for the benefit of the secured parties a security interest in all of its rights and title in the Collateral (as defined therein) as collateral security for prompt payment on the notes and the senior secured credit facilities, and the Authorized Representative for the Guaranty and Pledge Agreement was authorized to become a party to the Guaranty and Pledge Agreement on behalf of the New Secured Parties under the Indenture and to act as the Authorized Representative for the New Secured Parties.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indenture, the Joinder to the Registration Rights Agreement, the Amendment Agreement, the Reaffirmation Agreement, the Joinder to the Intercreditor Agreement, the Other First Lien Secured Party Consent to the Collateral Agreement and the Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.

10.1	Amendment Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.2	Reaffirmation Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.3	Joinder and Supplement to the Intercreditor Agreement, dated as of March 1, 2012, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.

10.4	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.

10.5	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: March 2, 2012	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.

10.1	Amendment Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.2	Reaffirmation Agreement, dated as of March 1, 2012, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc. each Subsidiary Loan Party party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent under the Amended and Restated Credit Agreement dated as of May 20, 2011, among Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., the lenders party thereto from time to time and the other parties party thereto.

10.3	Joinder and Supplement to the Intercreditor Agreement, dated as of March 1, 2012, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent.

10.4	Other First Lien Secured Party Consent to the Collateral Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.

10.5	Other First Lien Secured Party Consent to the Guaranty and Pledge Agreement, dated as of March 1, 2012, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Guaranty and Pledge Agreement dated as of January 28, 2008, as amended and restated as of June 10, 2009.